Exhibit 99.1

Robert A. Doody Jr. (VPHM) Assistant Director, Investor Relations Phone (610) 321-6290 Kristina M. Broadbelt (VPHM—for media) Associate Director, PR & Advocacy Phone (610) 321— 2358

VIROPHARMA COMPLETES ACQUISITION OF DUOCORT PHARMA AB

- Completion Follows European Marketing Authorization and Confirmation of Orphan Drug

Designation for Plenadren® (Hydrocortisone, Modified Release Tablet) -

Exton, PA, November 15, 2011 – ViroPharma Incorporated (NASDAQ: VPHM) today announced that it completed its acquisition of DuoCort Pharma AB, a private company based in Helsingborg, Sweden focused on improving glucocorticoid replacement therapy. The acquisition of Duocort Pharma AB further expands ViroPharma’s orphan disease commercial product pipeline. ViroPharma has paid an upfront closing cost of 220 million Swedish kroner (SEK) or $33.6 million in US dollars (USD). Additionally, there are contingent milestone payments of up to 860 million SEK or approximately $131 million USD associated with manufacturing, sales thresholds and territory expansion.

On November 3, 2011, the European Commission (EC) granted European Marketing Authorization for Plenadren® (hydrocortisone, modified release tablet), an orphan drug for treatment of adrenal insufficiency in adults, which will bring these patients their first pharmaceutical innovation in over 50 years. ViroPharma anticipates commercial launch of Plenadren in the EU in approximately one year. A named patient program is currently available to patients in the EU, which ViroPharma expects to continue until commercial launch. ViroPharma anticipates peak year sales for Plenadren could reach up to $50 million dollars.

Patients with adrenal insufficiency are dependent on exogenous glucocorticoid replacement therapy, such as hydrocortisone. While standard formulations of hydrocortisone require multiple daily doses that result in sizeable variations in cortisol levels, Plenadren is a once daily dual-release oral glucocorticoid tablet with a release profile designed to more closely mimic the body’s natural secretion pattern of cortisol.

“We are excited by the approval of Plenadren in Europe and confirmation of its Orphan Drug Designation by the EC which gives this product 10 years of market exclusivity at launch,” commented Vincent Milano, ViroPharma’s president and chief executive officer. “Our attention has now turned to preparing for a robust European launch in late 2012. Plenadren will be an important drug for patients with Addison’s disease and other chronic adrenal insufficiencies, and we are committed to the launch and to ensuring that patients throughout Europe suffering from this life threatening disease have access to this important drug.”

Adrenal insufficiency, or AI, is a result of insufficient cortisol production by the adrenal glands. Primary AI is caused by impairment of the adrenal glands, most often due to Addison’s disease, a destruction of the adrenal cortex by an autoimmune disease, and Congenital Adrenal Hyperplasia, a gene mutation affecting cortisol production. Secondary AI is a result of breakdown of the hypothalamic-pituitary-adrenal (HPA) axis, most often due to a hypothalamic-pituitary tumor. AI is associated with potentially severe morbidities, including gastrointestinal distress, weight loss, kidney failure, muscle weakness, severe fatigue, low blood pressure, and depression. If not treated, adrenal crisis may develop, which can be fatal if not properly treated.

Although glucocorticoid hormone replacement therapy for adrenal insufficiency has been available for decades, studies have recorded complications and comorbidities including premature death, impaired quality of life, increased cardiovascular risk, and decreased bone mineral density in treated patients, most likely because it is difficult to match the natural secretion pattern of cortisol.

Transaction Terms

ViroPharma has acquired DuoCort Pharma AB for an upfront closing cost of 220 million SEK, or $33.6 million USD, and potential additional aggregate consideration of 860 million SEK or approximately $131 million USD. Of that, 160 million SEK (approximately $25 million USD) relate to specific regulatory milestones; and 0 to 700 million SEK ($0 to approximately $107 million USD) are commercial milestones based on the success of the product.

BMO Capital Markets acted as exclusive financial advisor to ViroPharma in connection with the transaction.

About Plenadren® (hydrocortisone, modified release tablet)

Plenadren is the first true innovation in over 50 years in the treatment of adrenal insufficiency.

Hypersensitivity to the active substance of Plenadren or to any of the excipients may occur. During acute adrenal insufficiency, parenteral administration of hydrocortisone in high doses, together with physiological sodium chloride solution for injection, must be given. Use of Plenadren with potent CYP 3A4 inducers and inhibitors may merit an adjustment of hydrocortisone dosage. High (supra-physiological) dosages of cortisone can cause elevation of blood pressure, salt and water retention, and increased excretion of potassium. Long-term treatment with higher than physiological hydrocortisone doses can lead to clinical features resembling Cushing’s syndrome with increased adiposity, abdominal obesity, hypertension and diabetes, and thus result in an increased risk of cardiovascular morbidity and mortality. All glucocorticoids increase calcium excretion and reduce the bone remodeling rate. Patients with adrenal insufficiency on long term glucocorticoid replacement therapy have been found to have reduced bone mineral density. Psychiatric adverse events may occur with systemic glucocorticoids.

The most common adverse reactions observed in clinical studies have been fatigue, gastroenteritis, upper respiratory tract infection, sedation, vertigo and dry eyes.

About Adrenal Insufficiency

Adrenal insufficiency (AI) is a disorder caused by dysfunction of the adrenal gland resulting in low levels of the hormone cortisol, which normally follows a circadian rhythm and regulates many critical body functions. To survive, AI patients need replacement therapy with glucocorticoids (usually hydrocortisone). Because it is a chronic condition, they require this life-saving therapy throughout their lives. Primary AI is referred to as Addison’s disease, which affects up to 14 in every 100,000 people. Common symptoms of Addison’s disease include fatigue, muscle weakness, fever, weight loss, difficulty in standing up, changes in personality, and gastrointestinal involvement. Severe adrenal insufficiency, which can manifest as shock (very low blood pressure with loss of consciousness), dehydration, and imbalance of sodium and potassium levels, can be life threatening. These cases of adrenal crisis (sometimes called ‘Addisonian crisis’) can occur after a significant stress such as infection or trauma, and can be fatal if not promptly diagnosed and treated with glucocorticoid therapy.

About ViroPharma Incorporated

ViroPharma Incorporated is an international biopharmaceutical company committed to developing and commercializing novel solutions for physician specialists to address unmet medical needs of patients living with diseases that have few if any clinical therapeutic options, including C1 esterase inhibitor deficiency, treatment of seizures in children and adolescents, adrenal insufficiency, and C. difficile infection (CDI). Our goal is to provide rewarding careers to employees, to create new standards of care in the way serious diseases are treated, and to build international partnerships with the patients, advocates, and health care professionals we serve. ViroPharma’s commercial products address diseases including hereditary angioedema (HAE), seizures in children and adolescents, and CDI; for full U.S. prescribing information on our products, please download the package inserts at http://www.viropharma.com/Products.aspx; the prescribing information for other countries can be found at www.viropharma.com.

ViroPharma routinely posts information, including press releases, which may be important to investors in the investor relations and media sections of our company’s web site, www.viropharma.com. The company encourages investors to consult these sections for more information on ViroPharma and our business.

Disclosure Notice

Certain statements in this press release contain forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements provide our current expectations or forecasts of future events, including statements about the benefits of the business combination transaction involving ViroPharma and DuoCort Pharma, including, among others, future financial and operating results, enhanced revenues, ViroPharma’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the business will not be integrated successfully; the risk that revenues following the acquisition will be lower than expected; potential for disruption from the transaction making it more difficult to maintain relationships with manufacturers, employees or other suppliers; the ability to manufacture Plenadren at commercial scale; competition and its effect on pricing, spending, third-party relationships and revenues; our ability to achieve favorable pricing for Plenadren from European regulatory authorities; the risk that the safety and/or efficacy results of existing clinical trials for Plenadren will not be consistent with the results of additional clinical studies, including the required registry study, or with commercial usage; and market acceptance of Plenadren. These factors, and other factors, including, but not limited to those described in our annual report on Form 10-K for the year ended December 31, 2010 and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, could cause future results to differ materially from the expectations expressed in this press release. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements. These forward looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this press release.

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